Exhibit 99.1

AYRO Announces $22 Million Offering Led By Existing Investors

ROUND ROCK, Texas – August 8, 2023 – AYRO, Inc. (NASDAQ: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro-mobility, and last-mile delivery, announces that it has executed a securities purchase agreement to raise gross proceeds of approximately $22 million in a private placement of convertible preferred stock and warrants with existing investors. The offering is expected to close on August 10, 2023, subject to the satisfaction of customary closing conditions.

“This financing is of particular strategic value for AYRO as it enhances our cash position to execute on a number of our key programs. It should ensure we can complete the development, manufacturing ramp up and marketing of the Vanish, our lead low speed electric vehicle (LSEV) and meet its anticipated growth in demand. It also should provide additional cash for exploring other initiatives including continuing R&D into newer LSEV models as well as the possibility of acquiring additional assets to enhance shareholder value should such opportunities present themselves,” commented Tom Wittenschlaeger, AYRO’s CEO.

Preferred Stock and Warrants

In a transaction with expected gross proceeds of $22 million, the Company has executed a securities purchase agreement for a private placement of preferred stock with a conversion price of $1.00 per share, subject to adjustment, and warrants to acquire up to an aggregate amount of 22,000,000 additional shares of the Company’s common stock. The preferred stock will have a stated value of $1,000 per share, and holders thereof will be entitled to cumulative dividends of 8% per annum on the stated value, payable quarterly in arrears. The warrants will be exercisable immediately at an exercise price of $1.00 per share and expire five years from the date of issuance. The preferred stock conversion price and warrant exercise price of $1.00 per share represents an approximately 39% premium to the closing share price on August 7, 2023.

The full conversion of the preferred stock and the full exercise of the warrants are subject to stockholder approval. For a full description of the terms of this financing, please see the Company’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission today, including the attached exhibits.

Palladium Capital Group, LLC acted as placement agent in connection with the private placement.

The preferred stock, along with the associated warrants, are being offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the preferred stock, warrants and underlying shares of common stock issuable upon conversion or exercise of the preferred stock and warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants issued in connection with the private placement.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AYRO

AYRO designs and produces zero emission vehicles and systems that redefine the very nature of sustainability. Our goal is to craft solutions in a way that leaves minimal impact on not only carbon emissions, but the space itself. From tire tread, fuel cells, sound and even discordant visuals, we apply engineering and artistry to every element of our product mix. The AYRO Vanish is the first in this new product roadmap. For more information, visit ayro.com.

Forward Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the development and launch of the AYRO Vanish. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO’s ability to satisfy the customary closing conditions to the private placement and the intended use of net proceeds therefrom; AYRO’s success depends on its ability to complete the development of and successfully introduce new products; AYRO may experience delays in the development and introduction of new products; the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; AYRO’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its common stock; AYRO may be unable to replace lost manufacturing capacity on a timely and cost-effective basis, which could adversely impact its operations and ability to meet delivery timelines; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, chipsets and displays, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with evolving environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Inquiries:

Joey Delahoussaye

CORE IR

516-222-2560

investors@ayro.com

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